Exhibit 10.19 (a)

                                    AGREEMENT


         This Agreement (the "Agreement") is entered into as of the 1st day of April, 1996, between M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), M.D.C. Residual Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("MDC Sub"), Financial Asset Management Corporation, a Delaware corporation and a wholly owned subsidiary of MDC Sub ("Old FAMC"), Financial Asset Management LLC, a Colorado limited liability company ("FAMC"), and Spencer I. Browne ("Browne").

                                    RECITALS
                                    --------

     1. Browne has resigned effective as of March 31, 1996 from all of his officer positions with the Company and its subsidiaries and as a director of the Company and its subsidiaries.


     2. Browne, Old FAMC and MDC Sub are forming FAMC, pursuant to which Browne is contributing $400,000 in cash and a promissory note in the amount of $2,100,000 to FAMC, Old FAMC is transferring an undivided 98.75% interest in Management Agreements with AIC and CAI (the "Management Agreements"), and certain other rights and goodwill (the "Old FAMC Assets") to FAMC and MDC Sub is transferring an undivided 1.25% interest in the Management Agreements and certain other rights and goodwill (the "MDC Sub Assets") to FAMC in exchange for Browne's 20% membership interest in FAMC (the "FAMC Interest"), Old FAMC's 79% membership interest in FAMC and MDC Sub's 1% membership interest in FAMC, respectively.

     3. Browne has agreed to serve as President and Chief Executive Officer of FAMC pursuant to an Employment Agreement dated as of the date hereof in the form attached hereto as Exhibit A (the "Employment Agreement").

     4. The Company, in connection with Browne's resignation from his positions with the Company, has agreed to purchase from Browne 425,642 shares of the Company's common stock, $.01 par value ("MDC Shares"), owned by Browne.

     5. MDC Sub, Old FAMC and Browne will enter into an operating agreement in the form attached hereto as Exhibit B
                  (the "Operating Agreement").

     6. Browne and FAMC desire to have options to sell and purchase, respectively, the FAMC Interest upon the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Issuance and Acquisition. Simultaneously with the execution and delivery of this Agreement:

                  (i) Old FAMC is contributing the Old FAMC Assets to FAMC in exchange for an 79% membership interest in FAMC. MDC Sub is contributing the MDC Sub Assets to FAMC in exchange for a 1% membership interest in FAMC. Browne is contributing $2,500,000 to FAMC, payable $400,000 in cash and $2,100,000 by delivery of the Promissory Note in the form attached hereto as Exhibit C (the "Note"), in exchange for the FAMC Interest at the Closing defined herein. In connection with the Note, the Company shall deliver to Browne at the beginning of each month during the term of the Note written notice of the most current M.D.C. Holdings, Inc. Corporate Borrowing Rate applicable under the Note. The Note shall be secured pursuant to a Pledge Agreement in the form attached hereto as Exhibit D (the "Pledge Agreement"); and

                  (ii) The Company is purchasing from Browne, and Browne is selling to the Company, upon the terms and conditions set forth in this Agreement, the MDC Shares at a purchase price of $7.125 per share, an aggregate of $3,032,699.25.

         2. Closing; Closing Date; and Delivery of Shares and FAMC Interest. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on April 1, 1996, at the offices of the Company, 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237 (the "Closing Date"). At the Closing:

                  (a) FAMC is delivering to Browne the FAMC Interest and the Pledge Agreement;

                  (b) Browne is delivering to FAMC $400,000 in good funds, the Note and the Pledge Agreement;

                  (c) the Company is delivering to Browne in good funds in full payment for the MDC Shares in the amount of $2,706,114.25 ($3,032,699.25 less $309,196 outstanding principal and $17,389 accrued interest on Browne's April 14, July 27 and October 26, 1995 Notes (the "Stock Purchase Notes")), together with the Stock Purchase Notes marked "Cancelled";

                  (d)      Browne is delivering to the Company the MDC Shares;

                  (e) the Company and Browne are delivering to each other the Employment Agreement;

                  (f) each party is delivering to the other parties hereto a receipt of the documents, instruments or consideration referenced in this
Section 2;

                  (g) Browne, Old FAMC and MDC Sub are delivering the Operating Agreement; and

                  (h) the Company, Old FAMC and FAMC are delivering the Service Agreement.

         3. Options. All options to purchase shares of common stock of the Company held by Browne as of the date of this Agreement shall remain outstanding in accordance with their respective terms.

         4.       Put/Call Agreements.

                  (a) Put Rights. On and after January 1, 1997, Browne shall have the option (the "Put Option"), in his sole discretion, exercisable upon 90 days' prior written notice to FAMC, to elect to sell to FAMC, and in such event FAMC shall purchase from Browne, for cash payable at closing on the closing date specified in such notice, all of the FAMC Interest at the Put/Call Price as defined in Section 4(d) below. The Put Option shall expire on December 31, 1998. At any time during the term of the Put Option, should Browne's employment under the Employment Agreement terminate pursuant to Section 4(a) or 4(b) thereof, such termination shall be deemed for purposes hereof an election by Browne to exercise the Put Option effective as of the date of such termination.

                  (b) Call Rights. At all times on and after January 1, 1997, FAMC shall have the option (the "Call Option"), in its sole discretion, exercisable upon written notice to Browne, to purchase, and in such event Browne shall sell to FAMC, for cash payable at closing on the closing date specified in such notice, but not later than 30 days after delivery of such notice, all of the FAMC Interest at the Put/Call Price.

                  (c) Change in Control. If a "Change in Control" as defined in the Employment Agreement is closed at any time after the date of this Agreement and on or before December 31, 1998, absent any other agreement to the contrary between Browne and FAMC, Browne shall sell and FAMC shall purchase the FAMC Interest at the Put/Call Price, payable in cash on the closing date of the Change in Control.

                  (d) Put/Call Price. The price at which Browne shall sell, and FAMC shall purchase the FAMC Interest pursuant to this Section 4 (the "Put/Call Price") shall equal the following: (i) $2,500,000, as (A) increased for Browne's proportionate share (20%) of earnings of FAMC for all periods after March 31, 1996 to the end of the calendar month in which the notice of exercise of the Put Option or the Call Option, as the case may be, was delivered (the "Operative Period") calculated in accordance with generally accepted accounting principles as in effect on the date hereof ("GAAP") and (B) decreased for (1) Browne's proportionate share (20%) of losses of FAMC for the Operative Period, calculated in accordance with GAAP, and (2) all distributions in respect of the FAMC Interest made during the Operative Period less (ii) the outstanding principal amount of the Note plus accrued interest thereon as of the closing date for such sale and purchase. Upon payment of the Put/Call Price, the Note shall be cancelled and returned to Browne. For purposes of this paragraph, the earnings or losses of FAMC shall exclude (i) the interest paid or accrued to FAMC in respect of loans from FAMC to the Company or any wholly-owned subsidiary of the Company and (ii) the amortization, gain or loss, if any, recorded with respect to the Management Agreements. In the event of any dispute over the Put/Call Price, the Company's independent public accountants shall be engaged to calculate and certify the Put/Call Price prior to the scheduled closing.

                  (e) For purposes hereof, the Company guarantees to Browne payment of the Put/Call Price in accordance with the terms of this Section 4, including any amounts for which Browne would be liable to third parties, if any, caused by FAMC's payment of the Put/Call Price to Browne.

         5. Representations and Warranties of the Company. The Company represents and warrants to Browne as follows:

                  (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to execute, carry out and perform the provisions of, and transactions set forth in, this Agreement and the Employment Agreement and to purchase the MDC Shares;

                  (b) the execution, delivery and performance by the Company of this Agreement, the Service Agreement and the Employment Agreement and the purchase from Browne of the MDC Shares have been duly authorized by the Company as evidenced by the execution of this Agreement, the Service Agreement and the Employment Agreement by the Chairman of the Board for, and on behalf of, the Company;

                  (c) neither the execution, delivery, performance of, or compliance with, this Agreement or the Employment Agreement will result in any breach or violation of, or be in conflict with or constitute a default under, any mortgage, indenture, contract, agreement, lease, instrument, judgment, decree, order, statute, rule, regulation or restriction by which the Company is bound or affected;

                  (d) no consent, authorization, approval, permit, order of, or registration or filing by, the Company with any governmental or regulatory authority or any other person will be required in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, except for routine filings or notifications with the United States Securities and Exchange Commission (the "Commission") and/or the New York Stock Exchange, Inc. and The Pacific Stock Exchange Incorporated, and except for the consent and approval of the Independent Directors of AIC and CAI to the transfer and contribution of the Management Agreements to FAMC; and

                  (e) no person, as a result of any action by the Company in connection with the transactions set forth in this Agreement, has or will have, to the best of the Company's knowledge, any right, interest or claim against or upon the Company or Browne for any commission, fee or any other compensation as a finder or broker or for acting in any similar capacity.

                  (f) the Company, as the issuer of the MDC Shares, has available to it all information which it deems necessary and advisable in connection with its decision to purchase the MDC Shares and has no intention of disposing of the MDC Shares except in accordance with applicable law.

                  (g) the Company has not omitted to disclose to Browne or misrepresented to Browne any material fact known to its senior management relating to its purchase of the MDC Shares, its employment of Browne pursuant to the Employment Agreement or the transactions contemplated by this Agreement.

         6. Representations and Warranties of MDC Sub. MDC Sub represents and warrants to Browne as follows:

                  (a) MDC Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to execute, carry out and perform the provisions of, and transactions set forth in, this Agreement and the Operating Agreement;

                  (b) the execution, delivery and performance by MDC Sub of this Agreement and the Operating Agreement have been duly authorized by MDC Sub as evidenced by the execution of this Agreement and the Operating Agreement by the Chairman of the Board for, and on behalf of, MDC Sub;

                  (c) neither the execution, delivery, performance of, or compliance with, this Agreement, the Operating Agreement or the Assignment of the Management Agreements will result in any breach or violation of, or be in conflict with or constitute a default under, any mortgage, indenture, contract, agreement, lease, instrument, judgment, decree, order, statute, rule, regulation or restriction by which MDC Sub is bound or affected;

                  (d) no consent, authorization, approval, permit, order of, or registration or filing by, MDC Sub with any governmental or regulatory authority or any other person will be required in connection with the execution and delivery of this Agreement or the Operating Agreement and the performance of the transactions contemplated hereby or by the Operating

Agreement except for the consent and approval of the Independent Directors of AIC and CAI to the transfer and contribution of the Management Agreements to FAMC; and

                  (e) no person, as a result of any action by MDC Sub in connection with the transactions set forth in this Agreement or in the Operating Agreement, has or will have, to the best of MDC Sub's knowledge, any right, interest or claim against or upon MDC Sub or Browne for any commission, fee or any other compensation as a finder or broker or for acting in any similar capacity.

         7. Representations and Warranties of Old FAMC. Old FAMC represents and warrants to Browne as follows:

                  (a) Old FAMC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to execute, carry out and perform the provisions of, and transactions set forth in, this Agreement;

                  (b) the execution, delivery and performance by Old FAMC of this Agreement, the Operating Agreement and the Service Agreement have been duly authorized by Old FAMC as evidenced by the execution of this Agreement by the Chairman of the Board for, and on behalf of, Old FAMC;

                  (c) neither the execution, delivery, performance of, or compliance with, this Agreement, the Operating Agreement, the Service Agreement or the Assignment of the Management Agreements will result in any breach or violation of, or be in conflict with or constitute a default under, any mortgage, indenture, contract, agreement, lease, instrument, judgment, decree, order, statute, rule, regulation or restriction by which Old FAMC is bound or affected;

                  (d) no consent, authorization, approval, permit, order of, or registration or filing by, Old FAMC with any governmental or regulatory authority or any other person will be required in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, except for the consent and approval of the Independent Directors of AIC and CAI to the transfer and contribution of the Management Agreements to FAMC; and

                  (e) no person, as a result of any action by Old FAMC in connection with the transactions set forth in this Agreement, has or will have, to the best of Old FAMC's knowledge, any right, interest or claim against or upon Old FAMC or Browne for any commission, fee or any other compensation as a finder or broker or for acting in any similar capacity.

         8. Representations and Warranties of FAMC. FAMC represents and warrants to Browne as follows:

                  (a) FAMC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Colorado and has all requisite company power to execute, carry out and perform the provisions of, and transactions set forth in, this Agreement, the Service Agreement and the Pledge Agreement;

                  (b) the execution, delivery and performance by FAMC of this Agreement, the Service Agreement and the Pledge Agreement have been duly authorized by FAMC as evidenced by the execution of this Agreement by the Manager of, and on behalf of, FAMC;

                  (c) neither the execution, delivery, performance of, or compliance with, this Agreement, the Pledge Agreement, the Service Agreement or the Assignment of the Management Agreements will result in any breach or violation of, or be in conflict with or constitute a default under, any mortgage, indenture, contract, agreement, lease, instrument, judgment, decree, order, statute, rule, regulation or restriction by which FAMC is bound or affected;

                  (d) no consent, authorization, approval, permit, order of, or registration or filing by, FAMC by any governmental or regulatory authority or any other person will be required in connection with the execution and delivery of this Agreement, the Pledge Agreement, the Service Agreement or the Assignment of the Management Agreements and the performance of the transactions contemplated hereby and thereby, except for the consent and approval of the Independent Directors of AIC and CAI to the transfer and contribution of the Management Agreements to FAMC;

                  (e) no person, as a result of any action by FAMC in connection with the transactions set forth in this Agreement, has or will have, to the best of FAMC's knowledge, any right, interest or claim against or upon FAMC or Browne for any commission, fee or any other compensation as a finder or broker or for acting in any similar capacity.

         9. Representations and Warranties of Browne. Browne represents and warrants to the Company, MDC Sub, Old FAMC and FAMC as follows:

                  (a) Browne has all requisite power and authority to enter into this Agreement and the Operating Agreement, to sell the MDC Shares, and to acquire the FAMC Interest;

                  (b) this Agreement and the Operating Agreement have been duly executed and delivered by Browne;

                  (c) neither the execution, delivery, performance of, or compliance with, this Agreement or the Operating Agreement will result in any breach or violation of, or be in conflict with or constitute a default under, any mortgage, indenture, contract, agreement, lease, instrument, judgment, decree, order, statute, rule, regulation or restriction by which Browne is bound or affected;

                  (d) no consent, authorization, approval, permit, order of or registration or filing by Browne with any governmental regulatory authority or any other person who is or will be required in connection with the execution and delivery of this Agreement or the Operating Agreement, the sale to the Company of the MDC Shares except for routine filings with the Commission and/or the New York Stock Exchange, Inc. and The Pacific Stock Exchange Incorporated;

                  (e) Browne has good and marketable title to the MDC Shares, subject to payment by Browne at the Closing of the outstanding principal and all accrued interest due on: (i) the Promissory Note payable by Browne to the Company dated April 14, 1995 in the original principal amount of $206,434.00;
(ii) the Promissory Note payable by Browne to the Company dated July 27, 1995 in the original principal amount of $72,970.00; and (iii) the Promissory Note payable by Browne to the Company dated October 26, 1995 in the original principal amount of $29,792.00, all issued pursuant to the Executive Option Purchase Program and secured by certain of the MDC Shares, free and clear of any liens, charges, encumbrances or claims of any nature whatsoever, and upon execution and delivery of this Agreement by Browne to the Company and consummation of the Closing referenced in Section 2, the Company shall receive good and marketable title to the MDC Shares, free and clear of any liens, charges, encumbrances or claims of any nature whatsoever.

                  (f) no person, as a result of any action by Browne, in connection with the transactions set forth in this Agreement or in the Operating Agreement, has or will have, to the best of Browne's knowledge, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker, or for acting in any similar capacity;

                  (g) by reason of Browne's employment relationship with the Company, Old FAMC and their respective affiliates and his experience in financial and business matters in general, he is capable of evaluating the MDC Shares and the FAMC Interest and the transactions regarding such securities contemplated hereby;

                  (h) Browne has been furnished with all information relating to the Company and FAMC and their respective prospects as he has requested, and to ask all questions and receive all answers as he has requested;

                  (i) Browne has been afforded access to all documents, books, accounts and records relating to the Company and FAMC and has performed all investigations, including a careful review of the Operating Agreement, which he has deemed necessary and advisable in connection with his decision to sell to the Company the MDC Shares and acquire the FAMC Interest; and

                  (j) Browne (i) has no present intention to sell or otherwise dispose of the FAMC Interest, (ii) is acquiring the FAMC Interest for his own account, (iii) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, and (iv) shall not sell or otherwise transfer the FAMC Interest except in accordance with Section 4 of this Agreement and the terms of the Operating Agreement.

                  (k) Browne has not omitted to disclose or misrepresented any material fact known to him relating to his sale of the MDC Shares.

                  (l) Browne has no knowledge that any of the representations and warranties of the Company, MDC Sub and Old FAMC herein are inaccurate.

         10. Condition to Closing. Closing of this Agreement shall be conditioned on receipt of the consents of the Independent Directors of AIC and CAI to the transfer and contribution of the Management Agreements to FAMC.

         11. Indemnifications. The Company, MDC Sub, Old FAMC and FAMC shall indemnify and hold harmless Browne, and Browne shall indemnify and hold harmless the Company, MDC Sub, Old FAMC and FAMC from any and all losses, costs, liabilities, damages and expenses (including reasonable attorneys' fees and reasonable costs of investigation), resulting from any breach of a representation or warranty made by the indemnifying party in this Agreement.

         12. Release. Except as otherwise expressly provided in this Agreement, the Employment Agreement, the Note and Pledge Agreement, Browne hereby releases the Company, AIC, CAI and their respective subsidiaries, officers, directors and employees from any claims, demands and causes of action he has or may have against any of them arising out of his employment by the Company or such subsidiaries as of the date of this Agreement.

         13. Press Releases. Neither the Company, MDC Sub, Old FAMC, FAMC nor Browne shall issue any press release or other public statement regarding the subject matter of this Agreement without affording the other party the opportunity to review and consent to such disclosure, which consent shall not be unreasonably withheld; provided however, that the Company, MDC Sub, Old FAMC or FAMC may issue such press release or other public statement if advised by its counsel that such disclosure is required by law or stock exchange regulation.

         14. Expenses. Browne agrees to pay 50% of the out-of-pocket expenses of the Company, MDC Sub, Old FAMC and FAMC, including attorney's fees and expenses, incurred in connection with this Agreement, the Employment Agreement, the Note, the Pledge Agreement, the Operating Agreement and all other documents contemplated hereby and thereby, and the transactions contemplated hereby and thereby.

         15. Survival. The respective representations and warranties and indemnifications of the parties contained in this Agreement shall survive the Closing and shall remain in full force and effect until December 31, 1998.

         16. Miscellaneous. (a) This Agreement and the attached Exhibits supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and may not be modified or terminated orally; and (b) no modification, termination or attempted waiver shall be valid unless in writing signed by the party against whom the same is thought to be enforced.

         17. Notices. Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by United States registered or certified mail, return receipt requested, to the parties at the following addresses or at such other address as a party may specify by notice to the other.

                           To Browne:

                           Spencer I. Browne
                           1660 Holly Street
                           Denver, Colorado 80220

                           To the Company, MDC Sub, Old FAMC or FAMC:

                           M.D.C. HOLDINGS, INC.
                           3600 South Yosemite Street, Suite 900
                           Denver, Colorado  80237

                           Attention:  General Counsel

         18. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Colorado. As material consideration for entering into this Agreement, each of Browne, the Company, MDC Sub, Old FAMC and FAMC agrees that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with the Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All parties expressly agree that costs and attorneys fees related to any such arbitration shall be awarded to the prevailing party. Any arbitration commenced pursuant to this paragraph shall be conducted in the Denver metropolitan area in the State of Colorado.

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

         19. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience of the parties, are not a part of this Agreement and shall not be used in construing it.


         20. Gender; Plural. Where necessary or appropriate to the meaning of, the use of the singular and plural shall be deemed to include each other, and the use of any gender shall be deemed to include any other gender where appropriate to the meaning hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                      M.D.C. HOLDINGS, INC.


                                      By:
                                         -----------------------------
                                         Larry A. Mizel,
                                         Chairman of the Board


                                      M.D.C. RESIDUAL HOLDINGS, INC.

                                      By:
                                         -----------------------------
                                            Name:  Daniel S. Japha
                                                  --------------------
                                                  Vice President

                                      FINANCIAL ASSET MANAGEMENT
                                      CORPORATION

                                      By:
                                         -----------------------------
                                            Name:  Larry A. Mizel
                                                 ---------------------
                                                 Chairman of the Board


                                      FINANCIAL ASSET MANAGEMENT LLC

                                      By:
                                         -----------------------------
                                            Name:  Spencer I. Browne
                                                 ---------------------
                                                 Manager


                                       -------------------------------
                                       Spencer I. Browne


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